                                                                     Exhibit 8.1



                                 LAW OFFICES OF
                                  STEVENS & LEE
                           A PROFESSIONAL CORPORATION

                             111 North Sixth Street
                                  P. O. Box 679
                             Reading, PA 19603-0679
                        (610) 478-2000 Fax (610) 376-5610



                                 April 16, 2002


Board of Directors
1st Colonial Bancorp, Inc.
1040 Haddon Avenue
Collingswood, NJ 08108

Board of Directors
1st Colonial National Bank
1040 Haddon Avenue
Collingswood, NJ 08108

Re:     Certain Federal Income Tax Aspects of Formation of Bank Holding Company

Ladies and Gentlemen:

     You have requested our opinion relating to the material federal income tax consequences of the proposed transaction whereby Interim 1st Colonial National Bank ("Interim Bank"), a wholly-owned subsidiary of 1st Colonial Bancorp, Inc., a Pennsylvania corporation ("Bancorp"), will acquire all of the assets and assume all of the liabilities of 1st Colonial National Bank, a national banking association ("Bank"), through a merger of Bank with and into Interim Bank ("Merger" or "Reorganization"), with Interim Bank being the surviving bank. Immediately following the Merger, Interim Bank will change its name to 1st Colonial National Bank.

     In the Merger, the Bank's separate existence will cease and the business of the Bank will thereafter be conducted by Interim Bank. To accomplish the Reorganization, members of the Board of Directors of the Bank ("Incorporators") have formed Bancorp and Bancorp will form Interim Bank as its wholly-owned subsidiary. Pursuant to the Reorganization, all of the issued and outstanding stock of Bancorp held by the incorporators will be cancelled, and all of the issued and outstanding shares of common stock of the Bank will be automatically converted, by operation of law, on a one-for-one basis, into an equal number of issued and outstanding shares of Bancorp common stock. Prior to consummation of the Reorganization, neither Bancorp nor Interim Bank will have engaged in the conduct of an active trade or business.


- Cherry Hill        - Harrisburg          - Lancaster             - Lehigh Valley        - Philadelphia
      - Reading            - Scranton          - Valley Forge          - Wilkes-Barre         - Wilmington

                                 LAW OFFICES OF
                                  STEVENS & LEE
                           A PROFESSIONAL CORPORATION



Board of Directors, 1st Colonial Bancorp, Inc.
Board of Directors, 1st Colonial National Bank
April 16, 2002
Page 2



     In accordance with the provisions of the National Bank Act, holders of the common stock of the Bank are entitled to exercise dissenters' and appraisal rights in connection with the Reorganization.


         In connection with providing our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Agreement and Plan of Reorganization and Merger, dated March 5, 2002 and such other documents as we have deemed necessary or appropriate for the individual opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon the foregoing documents and upon statements and representations of officers and other representatives of Bancorp and the Bank, including certain written representations of managements of Bancorp and the Bank annexed hereto. The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information, and representations contained in the aforesaid documents or otherwise referred to above.


         In preparing our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended ("IRC"), Treasury regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service, and such other authorities as we have deemed relevant.

         Based solely upon the foregoing and upon the assumptions set forth herein, and subject to the qualifications and caveats set forth herein, we are of the opinion that, under present United States federal income tax law:

     1. The Merger will be treated as a "reorganization" within the meaning of IRC Section 368(a)(1)(A). The Merger will not be disqualified by reason of the fact that the stock of Bancorp is used in the transaction.

     2. Bancorp, the Bank and Interim Bank will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

     3. No gain or loss will be recognized by Bancorp, the Bank or Interim Bank in the Reorganization or pursuant to the transfer in the Merger of all or substantially all of the Bank's assets to Interim Bank and the assumption, by Interim Bank, of the Bank's liabilities (and the liabilities, if any, to which the Bank's assets are subject).

                                 LAW OFFICES OF
                                  STEVENS & LEE
                           A PROFESSIONAL CORPORATION



Board of Directors, 1st Colonial Bancorp, Inc.
Board of Directors, 1st Colonial National Bank
April 16, 2002
Page 3



     4. The basis of the Bank's assets in the hands of Interim Bank will be the same as the basis of such assets in the hands of the Bank immediately prior to the Merger.

     5. The basis of Interim Bank common stock in the hands of Bancorp will be increased by an amount equal to the basis of the Bank's assets in the hands of Interim Bank and decreased by the sum of the amount of liabilities of the Bank assumed by Interim Bank and the amount of liabilities, if any, to which the assets of the Bank are subject.

     6. The holding period of each asset of the Bank in the hands of Interim Bank will include the period during which such assets were held by the Bank.

     7. No gain or loss will be recognized by the shareholders of the Bank upon the exchange of their shares of Bank common stock for an equal number of shares of Bancorp common stock.

     8. The aggregate basis of the shares of Bancorp common stock received by shareholders of the Bank in the Merger will be the same as the aggregate basis of the shares of the Bank common stock exchanged therefor.

     9. The holding period of the shares of Bancorp common stock received by shareholders of the Bank in the Merger will include the holding period of the shares of the Bank common stock exchanged therefor, provided that the shares of the Bank common stock are held as a capital asset on the effective date of the Merger.

     10. As provided in IRC Section 381(c)(2) and related Treasury regulations, Interim Bank will succeed to and take into account the earnings and profits, or deficit earnings and profits, of the Bank as of the effective date of the Reorganization. Any deficit in the earnings and profits of the Bank or Interim Bank will be used only to offset the earnings and profits accumulated after the Reorganization.

     11. Pursuant to IRC Section 381(a) and related Treasury regulations, Interim Bank will succeed to and take into account the items of the Bank described in IRC section 381(c), subject to the conditions and limitations of IRC Sections 381, 382, 383 and 384 and the Treasury regulations thereunder.

     12. Subject to the following paragraph, the section entitled "Federal Income Tax Consequences of the Reorganization" in the Registration Statement on Form S-4 accurately summarizes the material federal income tax consequences of the Reorganization.

                                 LAW OFFICES OF
                                  STEVENS & LEE
                           A PROFESSIONAL CORPORATION



Board of Directors, 1st Colonial Bancorp, Inc.
Board of Directors, 1st Colonial National Bank
April 16, 2002
Page 4



     We express no opinion as to the United States federal income tax consequences of the Merger to dissenting Bank shareholders or to Bank shareholders subject to special treatment under United States federal income tax law. In addition, no opinion is expressed with respect to the tax consequences of the Merger under applicable foreign, state or local laws, or under any federal tax laws other than those pertaining to the income tax.


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-4 and further consent to the use of our name therein under the caption "Federal Income Tax Consequences of the Reorganization." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in such Act.


                                        Very truly yours,


                                        STEVENS & LEE


                                        /s/ STEVENS & LEE